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                        Exhibit 11.1 - Earnings Per Share
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                                                           Three Months
                                                        Ended December 31,
                                                   --------------------------
                                                       1998          1997
                                                   ------------  ------------

Net income                                            $    374      $  2,037

Weighted average shares used in computing net income per share:

    Basic                                           11,527,400    11,510,200

    Diluted                                         11,527,400    11,597,916
                                                   ============  ============

Net income per common share:

    Basic                                             $   0.03      $   0.18

    Diluted                                           $   0.03      $   0.18
                                                   ============  ============